UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)

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PERFICIENT, INC.

520 Maryville Centre Drive, Suite 400
Saint Louis, Missouri  63141

Notice of Annual Meeting of Stockholders
To Be Held June 4, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of the Stockholders of Perficient, Inc. (“Perficient” or the “Company”) will be held at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, on June 4, 2010 at 9:00 a.m. local time, for the following purposes:

1. To elect six directors to hold office for a term of one year or until their successors have been duly elected and qualified;

2. To ratify KPMG LLP as the Company’s independent registered public accounting firm; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Perficient has fixed the close of business on April 9, 2010 as the record date for the determination of stockholders of Perficient entitled to notice of and to vote at the Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, during ordinary business hours for the ten-day period prior to the 2010 Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Whether or not you plan to attend the 2010 Annual Meeting, you are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States, or alternatively, to vote your proxy by telephone or the Internet according to the instructions on your proxy card. You may revoke your proxy at any time prior to the 2010 Annual Meeting. If you decide to attend the 2010 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2010 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 4, 2010.

The Proxy Statement and the Annual Report on Form 10-K are available at www.perficient.com under the heading “Investor Relations” and then “SEC Filings.”

By Order of the Board of Directors

/s/ Paul E. Martin
Paul E. Martin
Secretary

PERFICIENT, INC.
520 Maryville Centre Drive, Suite 400
Saint Louis, Missouri  63141

Proxy Statement for Annual Meeting of Stockholders

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Perficient, Inc., a Delaware corporation (“Perficient” or the “Company”), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 4, 2010 at the Company’s headquarters located at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, at 9:00 a.m. local time, and at any adjournment thereof. This Proxy Statement and the accompanying Notice and Proxy are being mailed to stockholders on or about April 19, 2010. The principal executive offices of Perficient are located at the address listed above.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of record of Perficient common stock, $0.001 par value per share (the “Common Stock”), at the close of business on the record date, April 9, 2010 (the “Record Date”), will be entitled to vote at the Meeting, and at any adjournment thereof. On the Record Date, there were outstanding and entitled to vote 30,670,534 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by The Bank of New York Mellon Corporation, the Company’s transfer agent.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Effect of Broker Non-Votes and Abstentions

A broker “non-vote” occurs on an item when shares held by a bank, broker or other nominee are present or represented at the meeting but such nominee is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instruction is given. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.  Abstentions have the same effect as negative votes.  Please note that this year the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Voting Procedures

Holders of record of Perficient common stock may vote using one of the following methods:

In Person:  Stockholders of record may attend the Meeting and vote in person.

By Mail:  Stockholders of record may vote by completing, signing, dating and returning the proxy card in the accompanying self-addressed envelope, which does not require postage if mailed in the United States.

By Telephone:  Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet:  Stockholders of record may access the voting website listed on the accompanying proxy card to vote through the Internet in accordance with the instructions included on the proxy card and prompts on the voting website.  Stockholders electing to vote through the Internet may incur telephone and Internet access charges.

Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the Internet should not return their proxy cards by mail.

If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the Board may determine to reduce the size of the Board. A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, by duly executing and delivering to the Secretary of Perficient a proxy bearing a later date (by mail, telephone or internet), or by voting in person at the Meeting.

Householding

In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies.  We will deliver promptly upon oral or written request a separate copy of the proxy materials to any stockholder at your address.  If you wish to receive a separate copy of proxy materials, requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, telephone number (314) 529-3600.  If you have received only one copy of the proxy materials and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above.  Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

Solicitation of Proxies

Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Perficient. No additional compensation will be paid to these individuals for any such service.

PROPOSAL 1. ELECTION OF DIRECTORS.

At this year’s Meeting, six directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders.  The nominees for election (the “Nominee Directors”) are:

John T. McDonald
Jeffrey S. Davis
Ralph C. Derrickson
John S. Hamlin
David S. Lundeen
David D. May

Each Nominee Director is currently serving as a director of Perficient and has consented to being named in this Proxy Statement and to serve as a director if elected.  Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

If any of the Nominee Directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board or (ii) the Board may determine to reduce the size of the Board. At this time, the Board knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

Directors and Executive Officers

The name and age of each of the Nominee Directors and executive officers of Perficient and their respective positions with Perficient are listed in the table below. Additional biographical information concerning each of the Nominee Directors and executive officers, including the period during which each such individual has served Perficient, follows the table.

Name	Age	Position
Jeffrey S. Davis	45	President, Chief Executive Officer and Director
Kathryn J. Henely	45	Chief Operating Officer
Paul E. Martin	49	Chief Financial Officer, Treasurer and Secretary
Richard T. Kalbfleish	54	Controller and Vice President of Finance and Administration
John T. McDonald	46	Chairman of the Board
Ralph C. Derrickson	51	Director
John S. Hamlin	44	Director
David S. Lundeen	48	Director
David D. May	46	Director

Jeffrey S. Davis became the Chief Executive Officer and a member of the Board on September 1, 2009.  He previously served as the Chief Operating Officer of the Company after the closing of the acquisition of Vertecon in April 2002 and was named the Company’s President in 2004. He served the same role of Chief Operating Officer at Vertecon from October 1999 to its acquisition by Perficient. Prior to Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen’s Business Consulting Practice starting in January 1999 where he was responsible for defining and managing internal processes, while managing business development and delivery of products, services and solutions to a number of large accounts. Prior to Arthur Andersen, Mr. Davis worked at Ernst & Young LLP for two years, Mallinckrodt, Inc. for two years, and spent five years at McDonnell Douglas in many different technical and managerial positions. Mr. Davis has a M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

Kathryn J. Henely was appointed as the Company’s Chief Operating Officer on November 3, 2009.  Ms. Henely joined the Company in 1999 as a Director in the St. Louis office.  She was promoted to General Manager in 2001 and to Vice President of Corporate Operations in 2006.  Ms. Henely has been the Vice President for the Company’s largest business group including several local and national business units along with our offshore development center in China.  She actively participated in the due diligence and integration of several acquisitions within her business group.  Additionally, she led the establishment of our Company Wide Practices and Corporate Recruiting organization.  Ms. Henely received her M.S. in Computer Science from the University of Missouri-Rolla and her B.S. in Computer Science from the University of Iowa.

Paul E. Martin joined the Company in August 2006 as Chief Financial Officer, Treasurer and Secretary. From August 2004 until February 2006, Mr. Martin was the Interim co-Chief Financial Officer and Interim Chief Financial Officer of Charter Communications, Inc. (“Charter”), a publicly traded multi-billion dollar in revenue domestic cable television multi-system operator. From April 2002 through April 2006, Mr. Martin was the Senior Vice President, Principal Accounting Officer and Corporate Controller of Charter and was Charter’s Vice President and Corporate Controller from March 2000 to April 2002. Prior to Charter, Mr. Martin was Vice President and Controller for Operations and Logistics for Fort James Corporation, a manufacturer of paper products with multi-billion dollar revenues. From 1995 to February 1999, Mr. Martin was Chief Financial Officer of Rawlings Sporting Goods Company, Inc., a publicly traded multi-million dollar revenue sporting goods manufacturer and distributor. Mr. Martin received a B.S. degree with honors in accounting from the University of Missouri – St. Louis.  Mr. Martin is also a member of the University of Missouri – St. Louis School of Business Leadership Council.

Richard T. Kalbfleish joined the Company as Controller in November 2004 and became Vice President of Finance and Administration and Assistant Treasurer in May 2005. In August 2006, Mr. Kalbfleish became the Principal Accounting Officer of the Company. Prior to joining the Company, Mr. Kalbfleish served as Vice President of Finance and Administration with IntelliMark/Technisource, a national IT staffing company, for 11 years. Mr. Kalbfleish has over 23 years of experience at the Controller level and above in a number of service industries with an emphasis on acquisition integration and accounting, human resources and administrative support. Mr. Kalbfleish has a B.S.B.A. in Accountancy from the University of Missouri - Columbia.

John T. McDonald was elected Chairman of the Board in March 2001.  He served as the Chief Executive Officer from April 1999, when he joined the Company, until September 1, 2009. From April 1996 to October 1998, Mr. McDonald was president of VideoSite, Inc., a multimedia software company that was acquired by GTECH Corporation in October 1997, 18 months after Mr. McDonald became VideoSite's president. From May 1995 to April 1996, Mr. McDonald was a Principal with Zilkha & Co., a New York-based merchant banking firm. From June 1993 to April 1996, Mr. McDonald served in various positions at Blockbuster Entertainment Group, including Director of Corporate Development and Vice President, Strategic Planning and Corporate Development of NewLeaf Entertainment Corporation, a joint venture between Blockbuster and IBM. From 1987 to 1993, Mr. McDonald was an attorney with Skadden, Arps, Slate, Meagher & Flom in New York, focusing on mergers and acquisitions and corporate finance. Mr. McDonald currently serves as a member of the board of directors of a number of privately held companies and non-profit organizations. Mr. McDonald received a B.A. in Economics from Fordham University and a J.D. from Fordham Law School.

Ralph C. Derrickson became a member of the Board in July 2004. Mr. Derrickson has more than 27 years of technology management experience in a wide range of settings including start-up, interim management and restructuring situations. Currently Mr. Derrickson is President, CEO and a director of Carena, Inc. Prior to joining Carena, Inc., Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm with headquarters in Seattle, Washington from October 2001 to July 2004. Mr. Derrickson is a founding partner of Watershed Capital, an early-stage venture capital firm, and is the managing member of RCollins Group, LLC, a management advisory firm. He is currently a board member of Array Health Solutions.  He previously served as a board member of Metricom, Inc., a publicly traded company, from April 1997 to November 2001 and as Interim CEO of Metricom from February 2001 to August 2001. He served as vice president of product development at Starwave Corporation, one of the pioneers of the Internet. Earlier, Mr. Derrickson held senior management positions at NeXT Computer, Inc. and Sun Microsystems, Inc. He has served on the boards of numerous start-up technology companies. Mr. Derrickson is a lecturer at the Michael G. Foster School of Business at the University of Washington, and serves on the Executive Advisory Board of the Center for Entrepreneurship and Innovation at the University of Washington.  Mr. Derrickson also serves on the Board of Trustees of The Island School on Bainbridge Island, Washington, and he is a member of the President’s Circle of the National Academy of Sciences, the National Academy of Engineering and the Institute of Medicine. Mr. Derrickson holds a bachelor’s degree in systems software from the Rochester Institute of Technology.

John S. Hamlin became a member of the Board in March 2009.  Mr. Hamlin is President and Managing Partner of Bozeman Limited Partnership, an Austin, Texas-based private equity firm. He is currently a corporate board member of Recreational Equipment, Inc. in Seattle, Washington, where he serves on the compensation committee, Spiceworks, a privately held network management software company in Austin, Texas and Tory Burch LLC, a luxury American sportswear company. He serves on the advisory boards of Bazaarvoice, a privately held online ratings and review company in Austin, Texas, and IMVU, a privately held social networking company in Palo Alto, California.  Mr. Hamlin previously served on the Board of Bare Escentuals, a publicly-held premium cosmetic company, from March 2009 until their acquisition by Shiseido in March 2010.  From 2006 to 2008, he was a corporate board member and audit committee member at Safeco, a publicly-held insurance company, which was sold to Liberty Mutual Insurance.  Prior to joining Bozeman, Mr. Hamlin spent 11 years at Dell Inc. where he was an Executive Officer and Senior Vice President reporting directly to the Office of the Chairman.  From 2005 to 2007 he was the Senior Vice President responsible for Dell's global online business and brand strategy. Mr. Hamlin previously served as Senior Vice President and General Manager of Dell's U.S. consumer business for 5 years, and led that business from #6 to #1 share in the U.S.  He also served as Vice President and General Manager of Dell's Home and Small Business division in Japan, and held marketing and operations positions in the U.S. Home and Small Business division before moving to Japan. Prior to joining Dell, Mr. Hamlin worked in the venture capital field for three years and served as a strategic consultant at Bain & Company for six years.

David S. Lundeen became a member of the Board in April 1998. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of BSG Corporation. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen currently serves as a member of the board of directors of Parago, Inc.  Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and a M.B.A. from the University of Chicago in 1988. The Board has determined that Mr. Lundeen is an audit committee financial expert, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”).

David D. May, CFA, became a member of the Board in March 2009.  Mr. May is the co-founder and portfolio manager of Third Coast Capital, an Austin-based long-short equity hedge fund.  Prior to forming Third Coast Capital in 2004, Mr. May was a co-founder and Managing Partner of Ridgecrest Partners, a New York City-based hedge fund founded in 1998.  From 1996 to 1998, Mr. May was a Partner at Ardsley Partners, a Connecticut-based hedge fund, where he served as an analyst and a portfolio manager.  Previously, he was a Vice President at Luther King Capital Management in Fort Worth, Texas, an investment advisory firm.  During his twelve years with the company, he served as a portfolio manager for a broad range of investment portfolios and co-founded the LKCM Mutual Funds, of which he served as President of the Fund group.  He received a B.A. in Business and a M.B.A. from Texas Christian University.  Mr. May currently sits on the Board of Blackhawk Healthcare.

There are no family relationships between any of the Company’s directors and executive officers.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is required for the election of each director.  A “plurality” means receiving a higher number of votes than any other candidate.  In other words, the six nominees receiving the most “FOR” votes will be elected director.  Each outstanding share of common stock is entitled to one vote on each of the six director positions to be filled at the meeting.  Stockholders can withhold authority to vote for one or more nominees for director.  Stockholders do not have cumulative voting rights in the election of directors, meaning they cannot aggregate their votes on all seats to be filled and vote them on a lesser number of nominees or a single nominee.

The Board recommends a vote “FOR” the election of each of the Nominee Directors.

COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The size of the Board is set at seven directors; however, one seat is currently vacant and will continue to be vacant after the Meeting. The Board has affirmatively determined that a majority of the directors qualify as independent directors as defined by SEC regulations and The Nasdaq Global Select Market (“Nasdaq”) listing standards. The independent directors are Ralph C. Derrickson, John S. Hamlin, David S. Lundeen, and David D. May.  In addition, Kenneth R. Johnsen and Max D. Hopper, who no longer serve on the Board but served as directors for a portion of 2009, were determined by the Board to be independent.

The Board separated the positions of chairman of the board and chief executive officer in 2009 when John T. McDonald assumed the role of chairman of the board exclusively, and Jeffrey S. Davis as president and chief executive officer.  Separating these positions allows the chief executive officer to focus on the day-to-day business, while allowing the chairman of the board to lead the Board in its fundamental role of providing advice to and oversight of management.  The Board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the chairman of the board, particularly as the Board’s oversight responsibilities continue to grow.  While the Company’s bylaws and corporate governance guidelines do not require that the chairman of the board and chief executive officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates its commitment to good corporate governance.

During fiscal year 2009, the Board held five meetings and acted by unanimous written consent twice. Each of the directors participated in at least 75% of the aggregate of all meetings of the Board and the total number of meetings held by all committees of the Board of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 2009.  All members of the Board are encouraged to attend the Meeting.  Three of the directors attended the 2009 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has created a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Each member of these committees is independent as defined by SEC regulations and the Nasdaq listing standards.

Compensation Committee

The Compensation Committee establishes salaries, incentives and other forms of compensation for Perficient's directors, executive officers and key employees, and administers its equity incentive plans and other incentive and benefit plans. This committee held three meetings during 2009. The members of the Compensation Committee were Max D. Hopper, David S. Lundeen, and David D. May during 2009.   Mr. Hopper passed away in January 2010 and was replaced on the committee in February 2010 by Ralph C. Derrickson.  Mr. Lundeen serves as chairman of the Compensation Committee.  Additional information regarding the Compensation Committee is included in the section entitled “Compensation Discussion and Analysis” beginning on page 9.  A copy of the current Compensation Committee charter is available on the Company’s website, www.perficient.com.

Audit Committee

The Audit Committee has the sole authority to appoint, retain and terminate the Company's independent accountants and is directly responsible for the compensation, oversight and evaluation of the work of the independent accountants. The independent accountants report directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and all non-audit engagements with the Company’s independent accountants and must pre-approve all auditing and permitted non-audit services to be performed for the Company by the independent accountants, subject to certain exceptions provided by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the current Audit Committee Charter is available on the Company’s website, www.perficient.com.

This committee held six meetings during 2009. The members of the Audit Committee were Max D. Hopper, David S. Lundeen and Ralph C. Derrickson during 2009. Mr. Hopper passed away in January 2010 and was replaced on the committee in February 2010 by David D. May.  Mr. Lundeen serves as chairman of the Audit Committee. The Board has determined that Mr. Lundeen is qualified as the Audit Committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the Nasdaq listing standards. The Board has affirmatively determined that Messrs. Lundeen, Derrickson and May qualify as independent directors as defined by the Nasdaq listing standards and believes that each member has sufficient knowledge and experience in financial matters to perform his duties on the committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for establishing the criteria for selecting directors, recommending to the Board individuals for election or reelection, overseeing orientation and continuing education programs, advising the Board on corporate governance practices, recommending chairpersons of each of the Board committees, and reporting annually on the performance of the Board.  A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website, www.perficient.com.

This committee held one meeting during 2009.  The members of the Nominating and Corporate Governance Committee were David S. Lundeen and Max D. Hopper during 2009.  Mr. Hopper served as chairman of the Nominating and Corporate Governance Committee.  Mr. Hopper passed away in January 2010 and was replaced on the committee in February 2010 by John S. Hamlin.  Mr. Hamlin serves as chairman of the Nominating and Corporate Governance Committee.

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 3-5.  In particular:

•
With regard to Mr. McDonald, the Board considered his extensive experience in strategic, operational and governance matters, as well as his in-depth knowledge of the Company, having served as Chief Executive Officer from 1999 to 2009 and as Chairman of the Board since 2001.

•	With regard to Mr. Davis, the Board considered his deep knowledge and understanding of the Company and its operations, as well as his 20 years of experience in technology management and consulting.
•	With regard to Mr. Derrickson, the Board considered his strong business and entrepreneurial background, especially his extensive technology management experience in diverse settings.
•	With regard to Mr. Hamlin, the Board considered his expertise in finance and investments and his extensive managerial and operational experience with a large public company.
•
With regard to Mr. Lundeen, the Board considered his financial acumen, his strong background in business, finance and investment banking, and his vast and diverse board experience, including the 12 years he has served on the Board.

•	With regard to Mr. May, the Board considered his broad investment experience, including fund management, portfolio management and advisory services.

Identification of Director Candidates

The Nominating and Corporate Governance Committee is responsible for evaluating potential or suggested director nominees and identifying individuals qualified to become members of the Board. This committee will also evaluate persons suggested by stockholders and conduct the appropriate inquiries into the backgrounds and qualifications of all possible nominees. The Nominating and Corporate Governance Committee has established criteria for selecting new director nominees, which includes knowledge of business, industry and economic environment, educational background, professional experience, and availability to serve as a director of the Company.  When identifying nominees to serve as director, the Nominating and Corporate Governance Committee will consider candidates with diverse business and professional experience, skills, gender, and ethnic background, as appropriate, in light of the current composition and needs of the Board.  The Nominating and Corporate Governance Committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders.  Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.

Pursuant to the bylaws of Perficient, nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in the bylaws.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company.  Such stockholder’s notice shall set forth:

(1) the name, age, business address, and residence address of such person;

(2) the principal occupation or employment of such person;

(3) the class and number of shares of the Company which are beneficially owned by such person;

(4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

(5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A of the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serve as a director if elected).

Any nominations received from stockholders must be in full compliance with applicable laws and with the bylaws of Perficient.

Risk Oversight

The Board has responsibility for the oversight of risk management.  The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps to take to manage them.  While the Board is ultimately responsible for risk oversight at the Company, the committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  In particular, the Audit Committee meets periodically with management in order to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, succession planning for the directors and executive officers, and corporate governance.  Finally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.

Communications with the Board

Communications by stockholders or by other parties may be sent to the Board by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141. Communications directed to the Board, or one or more directors, will be reviewed by the Secretary and forwarded to the Board as appropriate and may be made anonymously.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Overview

The Compensation Committee of the Board is responsible for reviewing, evaluating and approving the agreements, plans, policies, and programs of the Company to compensate its officers and directors. The Compensation Committee consisted of Messrs. Hopper, Lundeen, and May during 2009.  Mr. Hopper passed away in January 2010 and was replaced on the committee by Mr. Derrickson.  Mr. Lundeen serves as chairman of the Compensation Committee. None of the committee members has been an officer or employee of Perficient or any of its subsidiaries at any time during fiscal 2009 or at any other time. None of the executive officers of the Company served on the board of directors of any company of which one of the Company’s directors was an executive officer.

The Compensation Committee makes all decisions related to the compensation of the Chief Executive Officer (“CEO”).  The CEO annually reviews the performance of the named executive officers, other than himself, and presents individual compensation recommendations to the Compensation Committee. The Compensation Committee has the authority to accept, modify or disregard the CEO’s compensation recommendations.

Executive Compensation Objectives and Elements of Compensation

During 2009, various types of compensation were provided to the named executive officers of the Company set forth in the “Summary Compensation Table” at page 14, who are:

•	Jeffrey S. Davis, CEO and President;
•	John T. McDonald, Chairman of the Board (“Chairman”);
•	Kathryn J. Henely, Chief Operating Officer (“COO”);
•	Paul E. Martin, Chief Financial Officer (“CFO”); and
•	Richard T. Kalbfleish, Vice President of Finance and Administration (“VP – Finance & Administration”).

The objectives of the Company’s compensation programs are to:

•	Recruit and retain the top management available in the industry of the Company in order to aid and to support its growth;
•	Recognize job responsibility and attract highly talented executives by targeting base salaries at slightly below the 50th percentile of the peer group;
•
Reward individuals for their continued contribution to the success of the Company by leveraging a performance-driven variable compensation program and targeting the 75th percentile of peers on short- and long-term compensation assuming the successful achievement of short- and long-term performance goals; and

•	Allow employees to acquire a proprietary interest in the Company as an incentive to remain employed with the Company.

The Company’s compensation programs are designed to attract, retain and reward executives who are responsible for achieving the business objectives necessary to assure both revenue and profit growth while providing clients of the Company with the highest quality solutions and services. A significant portion of compensation paid to executives is directly related to delivering revenue and profit growth and other factors that influence shareholder value, thereby aligning executive interests closely with shareholder interests. This leads the Company to focus more on variable compensation than on base salary. The Company’s variable compensation programs for executives are structured to pay for high performance and are typically dependent on the Company’s financial results. It is the Company’s view that an incentive-based compensation philosophy keeps management motivated and retains top executives to ensure the Company’s long-term success. Each executive officer is rewarded with the following types of cash and non-cash compensation:

•	Base salary;
•	Performance-based annual cash bonus award;
•	Long-term equity incentive compensation;
•	Company-sponsored employee benefits, such as life insurance benefits and a tax-qualified savings plan (401(k) plan); and
•	Upon a termination for certain specified reasons or a change of control, severance and the potential acceleration of vesting of long-term equity awards.

There is no predetermined policy for allocating compensation between these elements and each type of compensation is designed to achieve a specific purpose in line with management’s compensation program objectives.

Peer Group

The Compensation Committee utilized the analysis of Lockton Companies LLC (“Lockton”), an independent compensation consulting firm, to determine if the Company’s executive officer compensation is comparable to the Company’s peers and a market median. This market median was comprised of a combination of market compensation data from peer company proxy statements as well as published industry sources utilizing companies that operate in the computer programming services industry with median revenues of approximately $258 million and median market capitalization of $436 million (“external market”). The following companies were included in the peer group: Advent Software, Inc., Agilysys, Inc., Blackbaud, Inc., CIBER, Inc., Computer Task Group, Inc., Diamond Management & Technology Consultants Inc., Dynamics Research Corporation, eLoyalty Corporation, Epicor Software Corporation, EPIQ Systems, Inc., i2 Technologies, Inc., iGATE Corporation, NaviSite, Inc., NetSuite Inc., QuadraMed Corporation, Sapient Corporation, Stanley, Inc., Synaptics Incorporated, Taleo Corporation, and TechTeam Global, Inc.  Published survey compensation data from the following sources was utilized: Watson Wyatt, Human Resource Association and Mercer. The report prepared by Lockton analyzed the compensation paid to the Company’s top eight highest paid officers.  Therefore, the comparisons of the compensation paid to the Company’s executive officers to the external market median included those top eight highest paid officers and not merely the Company’s named executive officers.  While the data and input provided by Lockton is a factor in its analysis of various compensation elements, the Compensation Committee makes the final determination on all compensation decisions.  Lockton did not provide additional services to the Company in excess of $120,000 during 2009.

Base Salary

The named executive officers are offered a competitive salary in order to retain their services and to also reward their performance with the Company. For the Chairman, CEO and CFO, salary is predetermined as part of a written employment agreement that has been approved by the Compensation Committee. Several factors are considered by the Compensation Committee when determining and approving an employment agreement or arrangement for a named executive officer. These factors include the executive officer’s performance relevant to the Company’s goals and objectives, such as the Company’s financial performance and relative shareholder return. For newly hired executives, the individual’s relevant experience in the industry is considered.  The base salary of other executive officers of the Company is recommended by the CEO with final approval given by the Compensation Committee.

The Compensation Committee determined that the base salaries of the named executive officers were appropriate and did not make adjustments during 2009.  See the “Summary Compensation Table” on page 14 for a detailed discussion of the named executive officers’ base salaries for years 2007, 2008 and 2009.

The report provided by Lockton showed that the base salaries of the Company’s highest paid officers were at approximately 78% of the external market median.  The Compensation Committee used this report as verification that the base salaries are close to the market median or slightly below, which allows for more emphasis on variable compensation and is in line with the Company’s compensation program objectives.

Performance-Based Executive Bonus Plan

The named executive officers are eligible for cash bonuses under the Executive Bonus Plan, which is tied to operating performance. The determination of bonus payments is based on various targets and factors. Annual incentive targets are an integral component of compensation that link and reinforce executive decision making and performance with the annual objectives of the Company. The Compensation Committee has the discretion to determine the appropriate performance criteria, which is objective and established in writing during the first quarter of each year. Typically, these targets include Non-Generally Accepted Accounting Principles Earnings Per Share (“Non-GAAP EPS”) targets and Generally Accepted Accounting Principles Earnings Per Share (“GAAP EPS”) targets that must be met each quarter and are discussed and agreed upon by the Compensation Committee and management during the Company’s annual planning process. Non-GAAP EPS is a performance measure defined as net income plus amortization of intangibles, stock compensation expense and other non-cash items, including related tax effects, divided by shares used in computing diluted net income per share, which is not in compliance with Generally Accepted Accounting Principles (“GAAP”).

Management and the Compensation Committee believe in the importance of structuring a bonus arrangement that pays the Company’s stockholders first.  Therefore, no incentive bonuses are payable to the Company’s executives until the Company surpasses the Non-GAAP EPS and GAAP EPS targets established by the Compensation Committee.

The bonus payments under the 2009 Executive Bonus Plan were contingent upon realization of fully diluted Non-GAAP EPS and GAAP EPS of at least $0.45 and $0.15, respectively, for the year.  In addition to amounts that may be payable under the Company’s Executive Bonus Plan, the Compensation Committee may also award discretionary bonuses to non-executive management. The form and structure of any bonuses paid to the Company’s named executive officers must be approved by the Compensation Committee. Bonus payments are offered to reward management for implementing and monitoring the objectives of the Company in line with the Company’s financial goals.

The 2009 Executive Bonus Plan also incorporated a “stair-step” feature.  Pursuant to the Company’s 2009 incentive bonus arrangements, a portion of the bonus pool was to be funded upon the achievement of Non-GAAP EPS in excess of $0.45 (and earnings in excess of the portion of the bonus pool funded would be retained by the Company), another portion of the bonus pool was to be funded upon the achievement of Non-GAAP EPS in excess of $0.50 (and earnings in excess of the portion of the bonus pool funded will be retained by the Company), and the bonus pool would not be fully funded until the achievement of Non-GAAP EPS in excess of $0.55.  The Compensation Committee implemented this feature based on the recommendation of management to ensure that the Company’s executives and management would share in the benefits of increased earnings on Common Stock with the Company’s stockholders.  Management and the Compensation Committee believe the inclusion of the “stair-step” feature in the 2009 Executive Bonus Plan furthers the Company’s policy of paying stockholders before executives are rewarded for Company performance.

The targets established under the 2009 Executive Bonus Plan were not met and therefore no bonuses were paid to executives for 2009.  Discretionary bonuses may be paid to non-executive management for 2009 subject to Compensation Committee approval.

As discussed above, the Compensation Committee utilized a report provided by Lockton to determine if the compensation of the Company’s highest paid officers was comparable to its peers and a market median (see discussion above in “Peer Group” for a definition of these terms). Because no bonuses were paid for 2009, the effectiveness of the Company’s annual incentive program was assessed on the basis of the highest paid officers’ target bonus percentages. The report showed that the target bonus percentages for the Company’s highest paid officers are at approximately 106% of the external market median.  This is appropriate given the Company’s leveraged compensation strategy, which focuses on rewarding the Company’s executives for meeting the strategic goals of the Company.

Long-Term Equity Incentive Compensation

Share-based compensation such as stock options and restricted stock awards are granted to executives on a discretionary basis by the Compensation Committee. The Company does not have any program, plan or practice to grant stock options or restricted stock awards to executives in coordination with the release of material non-public information.  It is the Company’s current practice to grant awards of restricted stock instead of stock options. See additional discussion of these awards at the “2009 Grants of Plan-Based Awards” table on page 16. The Company believes that by offering this type of incentive compensation, they have rewarded the highest quality management and will retain that management in the future. Share-based payments allow the executives to obtain a proprietary interest in the Company and therefore participate in the profit and success of the Company in meeting its objectives and goals.   Additionally, by focusing on equity-based compensation the Company is able to provide competitive total compensation packages and use cash resources to operate and expand the business.

Historically, long-term equity incentive awards granted to Mr. Davis (and to Mr. McDonald until he stepped down as CEO in September 2009), have been larger than long-term equity incentive awards paid to other named executive officers.  The Compensation Committee has deemed these larger long-term equity incentive awards appropriate given the important roles of Messrs. Davis and McDonald within the Company, particularly as value creators and the persons most responsible for the long-term strategy and development of the Company.

These types of awards usually have a vesting period of five years with 20% of the award vesting on each anniversary of the date of grant, giving the executive officers an inducement to remain with the Company.  Any potential acceleration of the vesting schedules pursuant to a change of control or a termination is discussed below under “Potential Payments Upon Termination and/or a Change of Control.”  There are no performance conditions associated with the share-based awards granted by the Company.  Award amounts and the timing of grants are determined by the Compensation Committee.  In 2009, no long-term equity incentive awards were granted to the named executive officers except for Ms. Henely, who received restricted stock awards prior to becoming COO as part of a grant to non-executives (Ms. Henely served as Vice President of Corporate Operations until November 3, 2009).  The Compensation Committee determined that the awards granted to the named executive officers in December 2008 functioned as a reward for past performance and a retention tool during a challenging year in 2009.

The Compensation Committee utilized the report prepared by Lockton to determine how the long-term incentives granted to the Company’s highest paid officers, like share-based payments, compared to its peers and the market median (see discussion under “Peer Group” above for definition of these terms). The analysis showed that the value of the equity awards received by the Company’s highest paid officers is somewhat larger than the value of long-term incentives, such as equity-based awards, received by officers of the Company’s peers and the market median. Specifically, the overall long-term incentive value provided to Company’s highest paid officers was approximately 144% of the external market median.  This is expected given that long-term equity incentives play a key role in achieving the Company’s compensation philosophy, which focuses more on variable compensation and strives to keep base salaries close to or below the market median.  In addition, the report indicated that although the value of equity-based awards exceeds the external market median, the standard vesting schedule of five to seven years generally utilized in the restricted stock awards granted to employees is slightly longer than most vesting schedules seen.  The Company believes that extended vesting terms are key for creating long-term shareholder value and retaining top executives.

Total Direct Compensation Analysis

Based on the analysis performed by Lockton, the aggregate value of base salary, actual incentive and discretionary bonuses received, and long-term equity incentives paid to the Company’s highest paid officers was 88% of the external market target median.  The Compensation Committee believes this result reflects its concern for the Company’s stockholders and its desire to pay compensation comparable to the Company’s peers while still providing executives of the Company with the opportunity to increase the value of their compensation package through extraordinary performance.

Company-Sponsored Benefit Plans

The named executive officers are provided with primarily the same company-sponsored health, welfare, and retirement benefits as all other employees, including life insurance benefits and a tax-qualified retirement savings plan. The Company provides all employees with basic life insurance in the amount of two times their annual salary with a $100,000 minimum benefit and a $400,000 maximum benefit. In addition to the standard life insurance, the Company retains a $1.5 million life insurance policy for the Chairman and for the CEO. The benefit on these policies is payable to the Chairman’s or CEO’s beneficiary, as applicable, upon death.  The Company also provides a short- and long-term disability benefit to all employees, including the named executive officers, at no cost for 60% of base salary for up to 90 days.  In addition to the standard short- and long-term disability benefits, the Company provides compensation to the Chairman and to the CEO to pay for additional disability coverage.  This additional coverage includes a short-term monthly income benefit of $15,000 for five years for both the Chairman and CEO and a long-term monthly income benefit of $7,500 until the age of 65 for the Chairman.

The Perficient 401(k) Employee Savings Plan is a tax-qualified retirement savings plan to which all employees, including the named executive officers, are able to contribute from 1% to 100% of their annual salary on a before-tax basis, up to the limits established by the Internal Revenue Code (the “Code”). During the 2009 year, the Company matched 50% of contributions, up to 6% of salary, comprised of 25% in cash and 25% in Company stock. Employee contributions to the 401(k) Employee Savings Plan vest upon contribution and Company matching funds are fully vested after 3 years of service.

Attributed costs of the benefits described above for the named executive officers for the year ended December 31, 2009 are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 14.

Severance Benefits

The Company has entered into employment agreements with the Chairman, CEO and CFO, which contain severance and change of control provisions. Benefits under the agreements are payable upon a “double-trigger.”  In other words, although the employment agreements provide for accelerated vesting of equity upon a change of control, additional payments under the agreements are only triggered upon termination of employment.

The Company provides a level of severance benefits that the Compensation Committee believes is necessary to provide a competitive compensation package to these senior executives.  Maintaining these arrangements enables the Company to attract and retain senior executives, provide senior executives with a degree of certainty regarding their future employment relationship and ensure the continued commitment of senior executives in the event of a potential or actual change of control.  Payments upon a change of control also further align the interests of the executives with those of the stockholders.  Providing change of control benefits is designed to reduce the reluctance of management to pursue potential change of control transactions that may be in the best interests of the stockholders, and helps ensure stability in the event of a change of control of the Company.

The Compensation Committee further believes that the level of severance benefits and vesting of outstanding equity awards under the employment agreements, including multiples of pay, are consistent with market practice and necessary for the Company to be competitive in attracting and retaining talent in the Company’s industry and commensurate with each senior executive's level of responsibility.

Finally, the Compensation Committee believes that the potential payments to be made upon termination and/or change of control are an important part of executive compensation.  As discussed above, the executives of the Company are generally paid a lower base salary than market but receive long-term equity compensation at a greater rate than the market.  The focus on variable compensation helps to retain executives and reward them for performance over time.  Due to this philosophy, offering potential payments upon termination and/or change of control is an attractive compensation element that allows the executives to become equalized with market compensation should these events occur.

Additional information regarding severance and other change of control benefits is provided in the section entitled “Potential Payments upon Termination and/or Change of Control” beginning on page 21.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code (“IRS Section 162(m)”), which limits the deductibility of certain executive officer compensation. Generally, the Company’s policy is to structure compensation so that executive compensation is tax deductible. However, in certain cases, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers while creating and improving stockholder value.

The Company’s stockholders approved the Perficient, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) on June 26, 2007.  The Omnibus Incentive Plan formalizes the Company’s practices for awarding bonuses under the Executive Bonus Plan, and the Executive Bonus Plan is administered pursuant to the Omnibus Incentive Plan.  The Omnibus Incentive Plan is appropriately structured to avoid the limitations on deductibility imposed by IRS Section 162(m) in order to allow the Company to deduct the bonus amounts paid under the Executive Bonus Plan.  Taxable income associated with restricted stock awards, however, is subject to the limitations of IRS Section 162(m). No amounts were paid to the executive officers under the Omnibus Incentive Plan in 2009.

For the fiscal year ended December 31, 2009, the total compensation for income tax purposes of the Chairman and CEO, including base salary and vesting of restricted stock awards, was in excess of $1,000,000.  Due primarily to the vesting of restricted stock awards, a portion of the amount of compensation in excess of $1,000,000 was not deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

The Compensation Committee

David S. Lundeen, Chairman

Ralph C. Derrickson

David D. May

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2009 were Max D. Hopper, David S. Lundeen, and David D. May.  No member of the Compensation Committee in 2009 was, or had ever been, an officer or employee of the Company or any of its subsidiaries, or had any substantial business dealings with the Company.  In addition, no “compensation committee interlocks” existed during fiscal year 2009, that is, no member of our Compensation Committee or the Board was an executive officer of another company on whose compensation committee or board any of our executive officers served.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007, 2008 and 2009, including the Principal Executive Officer (“CEO”), the Principal Financial Officer (“CFO”) and the three other most highly compensated executive officers based on total compensation:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Stock Options ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Jeffrey S. Davis (4)	2009	$285,000	$-	$-	$-	$-	$12,037	(5)	$297,037
President and Chief Executive Officer	2008	$285,000	$-	$1,470,000	$-	$-	$11,591		$1,766,591
	2007	$276,250	$-	$2,355,000	$-	$532,408	$18,072		$3,181,730
John T. McDonald (6)	2009	$237,500	$-	$-	$-	$-	$11,473	(7)	$248,973
Chairman of the Board	2008	$285,000	$-	$1,225,000	$-	$-	$12,777		$1,522,777
	2007	$276,250	$-	$2,355,000	$-	$532,408	$28,844		$3,192,502

Kathryn J. Henely (8)	2009	$215,417	$-	$198,741	$-	$-	$4,856		$419,014
Chief Operating Officer

Paul E. Martin	2009	$225,000	$-	$-	$-	$-	$6,027		$231,027
Chief Financial Officer	2008	$221,250	$-	$637,000	$-	$-	$4,979		$863,229
	2007	$215,000	$-	$745,750	$-	$137,361	$3,597		$1,101,708

Richard T. Kalbfleish	2009	$153,000	$-	$-	$-	$-	$4,526		$157,526
Vice President – Finance & Administration	2008	$153,000	$-	$68,600	$-	$-	$3,393		$224,993
	2007	$150,000	-	$94,200	$-	$45,681	$1,557		$291,438

(1)
Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”).  Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2009 amounts were disclosed in Note 8 to the Company’s consolidated financial statements for 2009, included in the Company’s annual report on Form 10-K filed with the SEC on March 4, 2010.

(2)	Amounts are earned and accrued during the fiscal year indicated and paid subsequent to the end of the fiscal year pursuant to the Company’s performance-based Executive Bonus Plan.
(3)
Other than as noted in footnotes (5) and (7), the amounts listed represent the value of the Company’s 401(k) matching contributions, Company-paid standard life insurance premiums and cell phone allowances for 2009.  The named executive officers, from time to time, received certain immaterial personal benefits or other compensation items from the Company in 2009; however, the value of these items did not exceed $10,000.

(4)	Mr. Davis became the Chief Executive Officer of the Company on September 1, 2009.
(5)
As part of his overall compensation, Mr. Davis received Company 401(k) matching contributions of $2,997, Company-paid Life & Disability Insurance premiums of $6,705, Company-paid standard life insurance premiums of $640, and a $1,695 cell phone allowance.

(6)
Mr. McDonald stepped down as Chief Executive Officer on September 1, 2009 but remains the Chairman of the Board.  As provided in his employment agreement, Mr. McDonald incurred a 50% reduction in salary effective September 1, 2009.

(7)
As part of his overall compensation, Mr. McDonald received Company 401(k) matching contributions of $1,247, Company-paid Life & Disability Insurance premiums of $7,836, Company-paid standard life insurance premiums of $695, and a $1,695 cell phone allowance.

(8)	Ms. Henely became the Chief Operating Officer of the Company on November 3, 2009.

The table below summarizes the 2009 total compensation mix for the named executive officers by pay element:

PERCENT OF 2009 TOTAL COMPENSATION BY PAY ELEMENT
Name	Base Salary	Incentive Compensation	Other Compensation

Jeffrey S. Davis	96%	0%	4%

John T. McDonald	95%	0%	5%

Kathryn J. Henely	51%	48%	1%

Paul E. Martin	97%	0%	3%

Richard T. Kalbfleish	97%	0%	3%

Employment Agreements

Mr. Davis

The Company entered into an employment agreement with Mr. Davis dated March 3, 2009 and effective January 1, 2009 that will expire on December 31, 2011.   Mr. Davis’s employment agreement provides for the following compensation:

•	an annual salary of $285,000 that may be increased from time to time;
•
an annual performance bonus of up to 200% of Mr. Davis’s annual salary in the event the Company achieves certain performance targets (“Mr. Davis’s Target Bonus”), which may be increased up to 300% of Mr. Davis’s annual salary pursuant to the 2010 Executive Bonus Plan;

•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs; and

•	death, disability, severance, and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. Davis has agreed to refrain from competing with the Company for a period of five years following the termination of his employment. Mr. Davis’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Mr. McDonald

The Company entered into an employment agreement with Mr. McDonald dated March 3, 2009 and effective January 1, 2009 that will expire on December 31, 2011.  Mr. McDonald stepped down as Chief Executive Officer on September 1, 2009, but remains Chairman of the Board. Mr. McDonald’s employment agreement provides for the following compensation for his role as Chairman of the Board:

•	an annual salary of $142,500 that may be increased from time to time (prior to September 1, 2009 when Mr. McDonald stepped down as CEO, he earned an annual salary of $285,000);
•
an annual performance bonus of up to 200% of Mr. McDonald's annual salary in the event the Company achieves certain performance targets approved by the Board (“Mr. McDonald’s Target Bonus”), which may be increased up to 300% of Mr. McDonald’s annual salary pursuant to the 2010 Executive Bonus Plan;

•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs; and

•	death, disability, severance, and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. McDonald is only eligible for equity grants awarded to non-employee directors.  Also, Mr. McDonald is required to make himself available to the Company for up to 20 hours per week and his responsibilities include presiding over the Board and committees of the Board, providing oversight of corporate strategy, financing, acquisitions, and investor relations as requested by the Company.

Mr. McDonald has agreed to refrain from competing with the Company for a period of five years following the termination of his employment. Mr. McDonald’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Mr. Martin

The Company entered into an employment agreement evidenced by an offer letter with Mr. Martin effective July 20, 2006, which was further amended on May 16, 2008.  The offer letter, as amended, provides for the following compensation:

•	an annual salary of $215,000 that may be increased from time to time (currently Mr. Martin receives an annual salary of $225,000);
•
an annual performance bonus of up to 80% of Mr. Martin’s base salary in the event the Company achieves certain performance targets, which may be increased up to 120% of Mr. Martin’s base salary pursuant to the 2010 Executive Bonus Plan; and

•	severance and change of control benefits described below in the section titled “Potential Payments upon Termination and/or Change of Control.”

Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

GRANTS OF PLAN-BASED AWARDS

The following table reflects awards granted to the named executive officers during 2009 under the Company’s equity and non-equity incentive plans:

2009 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock (#)(2)	Awards ($)(3)
Jeffrey S. Davis		$-	$-	$-	-	$-
	N/A	-	570,000	855,000	-	-
John T. McDonald (4)		-	-	-	-	-
	N/A	-	285,000	427,500	-	-
Kathryn J. Henely	4/28/2009	-	-	-	28,637	198,741
	N/A	-	132,000	176,000	-	-
Paul E. Martin		-	-	-	-	-
	N/A	-	180,000	270,000	-	-
Richard T. Kalbfleish		-	-	-	-	-
	N/A	-	45,900	68,850	-	-

(1)
Reflects the target and maximum bonus award amounts that could potentially be earned by each named executive officer under the 2009 Executive Bonus Plan based on 2009 performance, as described in the “Annual Incentive Cash Bonus Compensation” section following this table. No amounts were paid out pursuant to the 2009 Executive Bonus Plan as discussed in the “Performance-Based Executive Bonus Plan” section beginning on page 10.

(2)
Reflects the Compensation Committee’s grant of restricted shares to Ms. Henely during 2009 prior to her becoming COO.  No other named executive officers were granted restricted shares in 2009.  The terms of these restricted share awards are described in the section entitled “Restricted Share Award Terms” following this table.

(3)
Reflects the grant date fair value of the restricted shares granted to Ms. Henely on April 28, 2009.  The grant date fair value is based on the per share closing price of the Common Stock on April 28, 2009 (the date of grant) of $6.94.

(4)
Mr. McDonald stepped down as CEO on September 1, 2009 and as a result, his annual salary, and therefore the dollar amount of his bonus, was reduced by 50% as described in the “Employment Agreements” section above.

Annual Incentive Cash Bonus Compensation

The bonuses that are available to the named executive officers as an annual incentive bonus under the Executive Bonus Plan are based upon pre-set percentages of salary and are earned by reaching certain target performance levels.

In February 2009, the Compensation Committee established the targets for the named executive officers under the Executive Bonus Plan for 2009.  The table below lists the potential bonus awards as a percent of base salary for the named executive officers as reflected in the “2009 Grants of Plan-Based Awards” table:

	Target Bonus Percentage	Maximum Bonus Percentage
CEO	200%	300%
Chairman	200%	300%
COO	60%	80%
CFO	80%	120%
VP – Finance & Administration	30%	45%

The named executive officers above were eligible to receive a bonus (which may be less than the target bonus) if the following Non-GAAP and GAAP EPS targets were met for 2009: $0.45 total Non-GAAP EPS and $0.15 total GAAP EPS.  The named executive officers share in every dollar of earnings above the targets established pursuant to the 2009 Executive Bonus Plan up to the maximum bonus percentage of each.  Such named executive officers may receive up to the maximum bonus percentage to the extent the Non-GAAP and GAAP EPS targets are exceeded up to 1.5 times the targets.  The Compensation Committee has the discretion to decrease bonus amounts, even if the targets are met or exceeded. In order to meet these targets, the Company’s Non-GAAP and GAAP EPS must meet the predetermined targets after considering the estimated bonus payout.

The targets established under the 2009 Executive Bonus Plan were not met and therefore no bonuses were paid to executives for 2009.  Discretionary bonuses may be paid to non-executive management for 2009 subject to Compensation Committee approval.

Additional information regarding these bonus awards can be found above in the Compensation Discussion & Analysis under the section entitled “Performance-Based Executive Bonus Plan.”

Restricted Share Award Terms

The restricted shares awarded to Ms. Henely on April 28, 2009 were granted under the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.  Under the terms of the restricted share award agreement, 20% of the shares subject to an award will vest on each yearly anniversary of April 28, 2009 with the final tranche vesting on April 28, 2014, provided Ms. Henely continues employment with the Company through the applicable vesting dates.

In the event of a recipient’s termination of employment with the Company for any reason (including death or disability) prior to full vesting of the restricted shares, restricted shares that have not vested as of the date of termination will be null and void and will be forfeited to the Company, unless the terms of the recipient’s employment agreement provide otherwise.  The employment agreements for the named executive officers provide for accelerated vesting of equity awards such as the restricted share awards in the case of certain involuntary terminations or upon the occurrence of a change of control.  These acceleration provisions are described below in the section of this proxy entitled “Potential Payments upon Termination and/or Change of Control.”

Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to stockholders generally; however, the Company has not historically and does not intend to pay dividends.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents (1) the number of unexercised options held by each named executive officer as of December 31, 2009, and (2) the number and market value of unvested restricted share awards held by each named executive officer as of December 31, 2009:

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Options					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)
Name	Exercisable	Unexercisable
Jeffrey S. Davis	97,856	57,144	(2)	$6.310	12/15/2014	25,000	(3)	$210,750
	-	-		-	-	70,000	(4)	590,100
	-	-		-	-	90,000	(5)	758,700
	-	-		-	-	240,000	(6)	2,023,200

John T. McDonald	50,000	-		14.688	1/16/2010	50,000	(3)	421,500
	218,820	-		3.750	3/28/2011	70,000	(4)	590,100
	114,521	-		2.280	12/11/2013	90,000	(5)	758,700
	285,715	114,285	(2)	6.310	12/15/2014	200,000	(6)	1,686,000

Kathryn J. Henely	639	-		4.400	4/26/2012	7,491	(7)	63,149
	13,854	-		2.280	12/11/2013	17,636	(4)	148,671
	-	-		-	-	28,500	(5)	240,255
	-	-		-	-	38,400	(8)	323,712
	-	-		-	-	19,200	(6)	161,856
	-	-		-	-	28,637	(9)	241,410

Paul E. Martin	-	-		-	-	30,000	(10)	252,900
	-	-		-	-	7,996	(4)	67,406
	-	-		-	-	28,500	(5)	240,255
	-	-		-	-	104,000	(6)	876,720

Richard T. Kalbfleish	20,000	-		6.240	12/14/2014	3,745	(7)	31,570
	-	-		-	-	2,614	(4)	22,036
	-	-		-	-	3,600	(5)	30,348
	-	-		-	-	11,200	(6)	94,416

(1)
The outstanding unexercisable option awards reported in this table generally vest over a five year period in 20% increments on each yearly anniversary of the date of grant of the option. Options generally expire ten years from the date of grant (the “expiration date”).  If the recipient’s employment terminates (a) due to death or “permanent disability” (as defined in the applicable award agreement), then the option will remain exercisable for twelve months following the termination date, (b) as a result of the recipient’s “misconduct” (as defined in the applicable award agreement), then the option will terminate immediately and cease to be outstanding, and (c) for any other reason, then the option will remain exercisable for three months following the termination date, provided that no option will be exercisable after its original expiration date.  The effect of a “corporate transaction” (as defined in the applicable award agreement) on the vesting and exercisability of option awards is described below in the “Potential Payments upon Termination and/or Change of Control” section of this Proxy Statement.

(2)
In January 2007, the Compensation Committee approved the accelerated vesting of these option awards, which were granted on December 15, 2004, as follows: (a) two-sevenths of the total option shares, to the extent unvested, vested as of January 15, 2007, and (b) the remaining option shares subject to each option vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(3)
Represents awards of 87,500 and 175,000 restricted shares made to Messrs. Davis and McDonald, respectively, on December 15, 2004, with seven year vesting schedules.  In January 2007, the Compensation Committee approved the accelerated vesting of these restricted shares as follows: (a) two-sevenths of the total restricted shares, to the extent unvested, vested as of January 15, 2007, and (b) the remaining restricted shares subject to each award vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(4)
Represents awards of restricted shares made to the named executive officers on December 21, 2006.  Twenty-percent of the restricted shares subject to each award vest on the yearly anniversary of December 21 with the final tranche vesting on December 21, 2011.

(5)
Represents awards of restricted shares made to the named executive officers on December 4, 2007.  Twenty-percent of the restricted shares subject to each award vest on the yearly anniversary of December 4 with the final tranche vesting on December 4, 2012.

(6)
Represents awards of restricted shares made to the named executive officers on December 17, 2008.  Twenty-percent of the restricted shares subject to each award vest on the yearly anniversary of December 17 with the final tranche vesting on December 17, 2013.

(7)
Represents awards of 22,472 and 11,236 restricted shares made to Ms. Henely and Mr. Kalbfleish, respectively, on December 28, 2005, with six year vesting.  In January 2007, the Compensation Committee approved the accelerated vesting of these restricted shares as follows: (a) one-sixth of the total restricted shares, to the extent unvested, vested as of January 15, 2007, and (b) the remaining restricted shares subject to each award vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(8)
Represents an award of 48,000 restricted shares made to Ms. Henely on September 26, 2008.  Twenty-percent of the restricted shares subject to each award vest on the yearly anniversary of September 26 with the final tranche vesting on September 26, 2013.

(9)
Represents an award of 28,637 restricted shares made to Ms. Henely on April 28, 2009.  Twenty-percent of the restricted shares subject to an award will vest on each yearly anniversary of April 28 with the final tranche vesting on April 28, 2014.

(10)
Represents an award of 50,000 restricted shares made to Mr. Martin in connection with his appointment as Chief Financial Officer of the Company on August 29, 2006.  Five percent, 10% and 25% of this award vested on August 21, 2007, 2008 and 2009, respectively.  The remaining restricted shares will vest in accordance with the following schedule: 25% of the restricted shares will vest on August 21, 2010 and the final 35% of the restricted shares will vest on August 21, 2011.

(11)	Based on the per share closing market price of $8.43 of the Common Stock on December 31, 2009.

OPTION EXERCISES AND STOCK VESTED

The following table presents stock options exercised by and stock awards vested on behalf of the named executive officers during 2009:

2009 OPTION EXERCISES AND STOCK VESTED
	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jeffrey S. Davis	-	$-	137,500 (4)	$1,137,175

John T. McDonald	26,245 (3)	167,443	140,000 (5)	1,157,900

Kathryn J. Henely	-	-	36,463 (6)	302,483

Paul E. Martin	-	-	51,997 (7)	423,200

Richard T. Kalbfleish	-	-	7,179 (8)	59,176

(1)
Calculated as the aggregate market value on the exercise date of the shares of the Common Stock received upon exercise of options, less the aggregate exercise price of options (calculated before payment of any applicable withholding or other income taxes).

(2)
Calculated as the aggregate market value on the date of vesting of the shares with respect to which restrictions lapsed during 2009 (calculated before payment of any applicable withholding or other income taxes).

(3)	Mr. McDonald exercised a total of 26,245 stock options during 2009, with an exercise price of $2.28 and a market price of $8.66 at the time of exercise.
(4)
Mr. Davis was granted: (a) 87,500 restricted shares on December 15, 2004, a portion of which vested on December 15, 2009, when the market price of the Company’s stock was $8.17; (b) 175,000 restricted shares on December 21, 2006, a portion of which vested on December 21, 2009, when the market price of the Company’s stock was $8.35; (c) 150,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2009, when the market price of the Company’s stock was $8.48; and (d) 300,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2009, when the market price of the Company’s stock was $8.14.

(5)
Mr. McDonald was granted: (a) 175,000 restricted shares on December 15, 2004, a portion of which vested on December 15, 2009, when the market price of the Company’s stock was $8.17; (b) 175,000 restricted shares on December 21, 2006, a portion of which vested on December 21, 2009, when the market price of the Company’s stock was $8.35; (c) 150,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2009, when the market price of the Company’s stock was $8.48; and (d) 250,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2009, when the market price of the Company’s stock was $8.14.

(6)
Ms. Henely was granted: (a) 22,472 restricted shares on December 28, 2005, a portion of which vested on December 15, 2009, when the market price of the Company’s stock was $8.17; (b) 44,089 restricted shares on December 21, 2006, a portion of which vested on December 21, 2009, when the market price of the Company’s stock was $8.35; (c) 47,500 restricted shares on December 4, 2007, a portion of which vested on December 4, 2009, when the market price of the Company’s stock was $8.48; (d) 48,000 restricted shares on September 26, 2008, a portion of which vested on September 26, 2009, when the market price of the Company’s stock was $8.19; and (e) 24,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2009, when the market price of the Company’s stock was $8.14.

(7)
Mr. Martin was granted: (a) 50,000 restricted shares on August 29, 2006, a portion of which vested on August 21, 2009, when the market price of the Company’s stock was $7.81; (b) 19,987 restricted shares on December 21, 2006, a portion of which vested on December 21, 2009, when the market price of the Company’s stock was $8.35; (c) 47,500 restricted shares on December 4, 2007, a portion of which vested on December 4, 2009, when the market price of the Company’s stock was $8.48; and (d) 130,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2009, when the market price of the Company’s stock was $8.14.

(8)
Mr. Kalbfleish was granted: (a) 11,236 restricted shares on December 28, 2005, a portion of which vested on December 15, 2009, when the market price of the Company’s stock was $8.17; (b) 6,532 restricted shares on December 21, 2006, a portion of which vested on December 21, 2009, when the market price of the Company’s stock was $8.35; (c) 6,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2009, when the market price of the Company’s stock was $8.48; and (d) 14,000 restricted shares on December 17, 2008, a portion of which vested on December 17, 2009, when the market price of the Company’s stock was $8.14.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for the named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes information regarding the Company’s named executive officers’ participation in the Perficient, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).

2009 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions ($)(1)	Company Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Jeffrey S. Davis	$-	$-	$-	$-	$-

John T. McDonald	-	-	-	-	-

Kathryn J. Henely	-	-	-	-	-

Paul E. Martin	22,500	-	12,727	-	59,396

Richard T. Kalbfleish	-	-	-	-	-

(1)	All amounts reported as contributions in this column have been reported in the Salary column of the “Summary Compensation Table” on page 14.
(2)
The amounts in this column represent aggregate earnings that accrued during 2009 on amounts of salary deferred at the election of the named executive officer pursuant to the Deferred Compensation Plan.  These earnings have not been reported as compensation to the named executive officers in the “Summary Compensation Table” on page 14.

The Deferred Compensation Plan allows each participant to contribute up to 80 percent of base salary and commission and 100 percent of annual incentive bonus payments.  Contributions may be made to either the retirement account or the in-service account of the participant; however, no contributions may be made to a participant’s in-service account during a deferral period when amounts are scheduled to be distributed from that account.  Also, if the Compensation Committee determines that a participant has incurred a financial hardship, it may terminate the participant’s deferrals.

The Company may, in its discretion, provide a matching contribution of 25% of the participant’s contribution to the Deferred Compensation Plan up to the first 6% of a participant’s compensation (includes base salary and bonus or incentive compensation); however, any matching contribution will be reduced by the amount of matching contributions actually made on the participant’s behalf under the Company’s 401(k) plan.  Matching contributions vest annually over a three year period.  The Company may also make discretionary contributions on behalf of participants in the Deferred Compensation Plan, which will be in the amounts and will vest in accordance with the schedule determined by the Company.  The Company made no matching contributions to the Deferred Compensation Plan in 2009.

The Deferred Compensation Plan permits each participant to make investment allocation choices for both the participant’s contributions and any Company matching or discretionary contributions made on the participant’s behalf among the investment choices designated by the Company, which earn market rates of return.  Participants are permitted to change their investment elections on a daily basis.

A participant will receive a distribution of amounts deferred in a particular year upon the earlier to occur of (1) the time specified in the participant’s deferral commitment election with respect to the participant’s in-service account, (2) his termination of employment, or (3) his death or disability.  In addition, a participant may receive a distribution if the Compensation Committee determines that the participant has experienced a financial hardship, to the extent reasonably necessary to satisfy the participant’s needs. Upon a participant’s termination of employment, the participant’s benefits under the Deferred Compensation Plan shall be paid to him as soon as administratively practicable following the date of the participant’s termination of employment, unless the participant constitutes a “specified employee” (within the meaning of section 409A of the Code), in which case the initial payment will be made no earlier than the first day of the seventh month following the participant’s termination.  A participant’s vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, or in up to a maximum of 15 annual installments (or a maximum of five annual installments with respect to the participant’s in-service account).  Certain small account balances (a retirement account balance of less than $50,000 and an in-service account balance of less than $25,000) will be paid in a lump sum regardless of the participant’s election.

Potential Payments upon Termination and/or Change of Control

As part of their employment agreements, Messrs. Davis, McDonald and Martin have certain provisions detailing payments due to them in the event of termination of their employment with the Company, including the resulting compensation from a change of control.

Mr. Davis

Mr. Davis’s current employment agreement provides for the following death, disability, severance, and change of control benefits:

•	death benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus;
•	disability benefits paid over 12 months of one year’s annual salary and Mr. Davis’s Target Bonus;
•
severance benefits, if Mr. Davis’s employment with the Company is terminated by the Company in a Without Cause Termination (as defined in his employment agreement) either before or after a change of control, of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus, acceleration of option and restricted stock vesting, and welfare benefits for one year following termination;

•
severance benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus, and welfare benefits for one year following resignation if Mr. Davis voluntarily resigns after a Constructive Termination; and

•	immediate vesting of 50% of all unvested stock option grants and restricted stock grants previously awarded to Mr. Davis upon the occurrence of a change of control.

To the extent payments and benefits to Mr. Davis in connection with a change of control would constitute “excess parachute payments” for purposes of Section 280G of the Code subject to excise taxes, Mr. Davis can elect to receive a lesser amount and eliminate the accelerated vesting of his unvested stock options and restricted stock in order to decrease or eliminate the excise taxes.

Mr. McDonald

Mr. McDonald’s current employment agreement provides for the following death, disability, severance, and change of control benefits:

•	death benefits of a lump-sum payment equal to two multiplied by the sum of (i) Mr. McDonald’s annual salary and (ii) Mr. McDonald’s Target Bonus;
•	disability benefits paid over 24 months equal to two multiplied by the sum of (i) Mr. McDonald’s annual salary and (ii) Mr. McDonald’s Target Bonus;
•
severance benefits, if Mr. McDonald’s employment with the Company is terminated by the Company prior to a change of control in a Without Cause Termination (as defined in his employment agreement), of a lump-sum payment equal to two multiplied by the sum of (i) Mr. McDonald’s annual salary and (ii) Mr. McDonald’s Target Bonus, acceleration of option and restricted stock vesting, and welfare benefits and the use of his office and administrative assistance for 24 months; and

•
upon the occurrence of a change of control Mr. McDonald is entitled to receive the above described benefits if he is terminated Without Cause or for Good Reason (as defined in his employment agreement) within 2 years of a change of control.

In the event that any payment or benefit received by Mr. McDonald in connection with a change of control would constitute an “excess parachute payment” subject to an excise tax, the Company will pay him a “gross up payment” intended to provide him with a net payment, after payment of all excise taxes and all taxes on the “gross up payment,” equal to what he would have received under his employment agreement had no excise taxes been imposed on the “excess parachute payments.” This amount is determined using the highest marginal federal, state or local tax rates, but takes into account the maximum reduction in federal income taxes that can be obtained from deduction of state and local taxes and any limitations applicable to individuals subject to the highest marginal federal income tax rate. Mr. McDonald may also elect to receive a lesser amount by eliminating the accelerated vesting on his stock options and restricted stock in order to decrease the excise taxes owed.

The current employment agreements for Messrs. McDonald and Davis generally use the following terms:

“Change of Control” means (A) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (B) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (C) A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; (D) One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

This definition of Change of Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Code.

“Constructive Termination” means Mr. Davis’s voluntary termination of his employment with the Company (a) within 30 days of the appointment by the Board of Directors of the Company of a person other than John T. McDonald or Mr. Davis as the Chief Executive Officer of the Company, provided that such appointment occurs prior to a Change of Control, or (b) following (i) a reduction in Mr. Davis’s base compensation (including benefits) of more than fifteen percent (15%), (ii) a material reduction of Mr. Davis’s performance-based target bonus or other incentive programs except in conjunction with a Change of Control or, in the case of (i) and (ii) except where all officers are affected equally, or (iii) a relocation of Mr. Davis’s place of employment of more than 50 miles without his consent; in each case where the condition is not remedied or corrected by the Company within 30 days after Mr. Davis sends notice to the Company in writing specifying the reason why he claims there exists grounds for a Constructive Termination, and he sends the notice within one year of discovering the existence of the condition that gives rise to a right to claim a Constructive Termination.

“Disability” means the Board of Directors’ or CEO’s, as applicable, reasoned and good faith judgment that the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

"Good Reason Termination" means a termination by Mr. McDonald of employment following (A) a material diminution in Mr. McDonald’s annual salary; (B) a material diminution in Mr. McDonald’s authority, duties, or responsibilities , including but not limited to a requirement that he report to a corporate officer or employee instead of reporting directly to the current Board of Directors, (C) a material change in the geographic location at which Mr. McDonald must perform the services, or (D) any other action or inaction that constitutes a material breach by of the agreement by the Company; in each case where the determination is made in good faith by Mr. McDonald in his sole discretion and he sends the notice within two years after first discovering the existence of the condition that gives rise to a right to seek a Good Reason Termination. The determination by Mr. McDonald as to whether good reason exists shall be binding absent bad faith or manifest error.

“Termination for Cause” means a termination of the executive’s employment by reason of (a) the repeated or willful failure of the executive to substantially perform his duties that has not been cured after written demand from the Board of Directors, (b) conviction of, or entering a plea of guilty or  nolo contendere to, a crime involving moral turpitude or dishonesty or to any other crime that constitutes a felony, (c) executive’s intentional misconduct, gross negligence or material misrepresentation in the performance of his duties to the Company, or (d) material breach by executive of any written covenant or agreement with the Company including any covenants not to compete or to non-disclosure of confidential information.

“Without Cause Termination” means a termination of the executive’s employment by the Company other than due to (a) Termination for Cause, (b) Disability, (c) death, or (d) the expiration of the employment agreement.

Mr. Martin

Mr. Martin’s employment agreement provides for the following severance and change of control benefits:

•	severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company other than for cause (as defined above) equal to one year’s annual salary;
•	immediate vesting of 50% of all unvested restricted stock grants previously awarded to Mr. Martin upon the occurrence of a change of control (as defined above); and
•
severance benefits if Mr. Martin’s employment with the Company is terminated by the Company other than for cause (as defined above) within the first year after a change of control equal to one year’s annual salary and immediate vesting of all remaining unvested restricted stock previously awarded to Mr. Martin.  In addition, the Company will provide welfare benefits for one year following termination.

Under the employment agreements with the aforementioned executives, each executive would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the aforementioned executives, which would only be known at the time that they become eligible for payment and would only be payable if the events set forth in the table below occur.

Quantification of Potential Payments Upon Termination and/or Change of Control

The table below reflects the amount that could be payable under the various arrangements assuming that the triggering event set forth in the title of each column occurred on December 31, 2009. For purposes of determining Mr. McDonald’s tax gross up payment, the Company has assumed that his change of control payment is reasonable compensation for services he will refrain from performing (pursuant to his covenant not to compete with the Company) following the change of control.  Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a termination of employment or change of control actually occurs.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL
Name (1)	Year	Severance/ Change of Control Payment	Accelerated Restricted Stock Vesting (2)	Accelerated Stock Option Vesting (3)	Continuation of Benefits (4)	Tax Gross-up Payment	Total
Jeffrey S. Davis (5)	2009	$855,000	$3,582,750	$121,145	$12,173	$-	$4,571,068

John T. McDonald (6)	2009	855,000	3,456,300	242,284	36,890	-	4,590,474

Paul E. Martin (7)	2009	225,000	1,437,281	-	12,489	-	1,674,770

(1)
Mr. Kalbfleish and Ms. Henely are not included in this table since they do not have an arrangement with the Company in the event of termination of their employment with the Company, including a change of control.

(2)	Calculated using the closing market price per share of $8.43 of the Common Stock on December 31, 2009 for the total number of restricted shares accelerated.
(3)	Calculated using the closing market price per share of $8.43 of the Common Stock on December 31, 2009 less the option price per share for the total number of options accelerated.
(4)
Represents the estimated present value of all future payments of premiums for benefits which would be paid on behalf of the specified executive officers under the Company’s medical, disability, life, and dental insurance programs. In addition to these benefits, Mr. McDonald’s benefits also include the estimated present value of the use of an office and administrative assistant for a period of two years after the separation date.

(5)
Upon a without cause termination, or a without cause termination following a change of control, Mr. Davis would receive each of the payments and benefits listed in the table above. Upon Mr. Davis’s death or disability, he would receive the severance payment only. Mr. Davis would receive the severance payment and the continuance of benefits listed in the table above if he voluntarily resigns upon the occurrence of a constructive termination. If a change of control were to occur, 50% of Mr. Davis’s unvested stock options and restricted stock would immediately vest, amounting to $1,851,948 in compensation utilizing the assumptions discussed above. If Mr. Davis were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

(6)
Upon a without cause termination, Mr. McDonald would receive each of the payments and benefits listed in the table above. Upon Mr. McDonald’s death or disability, he would receive the severance payment only. If a change of control were to occur, Mr. McDonald would receive each of the payments and benefits listed in the table above if he is terminated without cause or for good reason (as defined in his employment agreement) within two years of a change of control. If Mr. McDonald were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

(7)
Upon the occurrence of a change of control, 50% of Mr. Martin’s unvested restricted stock would immediately vest, amounting to $718,641 in compensation utilizing the assumptions discussed above. If Mr. Martin is terminated without cause within the first year after a change of control he will receive each of the payments and benefits listed in the table above for 2009. If Mr. Martin were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. When recommending changes to director compensation, the Company considers the significant amount of time they expend in fulfilling their duties to the Company, as well as the skill level required of members of the Board.

The Board compensation plan for 2009 provided for the following for non-employee directors:

•
Each new non-employee director will be granted restricted stock with a value of $100,000, based on the closing price of the Company’s stock price on the date of appointment to the Board, in connection with his election or appointment to the Board, vesting ratably on the last day of each calendar quarter over the immediately succeeding three years;

•
Subject to continuing Compensation Committee approval, on the first business day in November of each year, each then-serving non-employee director will be granted an annual award of restricted stock under the Plan with a value of $20,000, based on the closing price of the Company’s stock price on that date, vesting ratably on the last day of each calendar quarter over the immediately succeeding one year;

•	Each non-employee director will be entitled to receive an annual fee of $15,000 paid in quarterly installments commencing April 15, 2009;
•	Each non-employee director will receive $2,000 for each regularly scheduled quarterly meeting of the Board attended in person or $1,000 if attended telephonically;
•	Each non-employee director will receive $500 for each special meeting of the Board if attended in person or $250 if attended telephonically;
•	The non-employee director serving as chairman of the Audit Committee will receive an additional fee payable at the rate of $3,750 per quarter; and
•	The non-employee director serving as chairman of the Compensation Committee will receive an additional fee payable at the rate of $2,500 per quarter.

The following table provides information relating to total compensation amounts paid to non-employee members of the Board in 2009:

2009 DIRECTOR COMPENSATION
Name (1)	Fees Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Ralph C. Derrickson (4)	$13,750	$20,006	$-	$33,756

John S. Hamlin (5)	10,750	120,010	-	130,760

Max D. Hopper (6)	15,750	20,006	-	35,756

Kenneth R. Johnsen (7)	4,500	-	-	4,500

David S. Lundeen (8)	50,750	20,006	-	70,756

David D. May (9)	10,750	120,010	-	130,760

(1)
Jeffrey S. Davis, CEO, and John T. McDonald, Chairman, are not included in this table since they are employees of the Company. Messer Davis’s and McDonald’s compensation as employees of the Company is shown in the “Summary Compensation Table” on page 14.

(2)
Restricted stock awards were awarded to all non-employee members of the Board on November 2, 2009.  Each non-employee member received 2,476 shares of restricted stock.  The grant date fair value of the restricted stock awards was based on the closing market price of the Company’s common stock on the grant date of $8.08.  In addition, Messrs. Hamlin and May were each awarded 20,662 shares of restricted stock on March 20, 2009 in conjunction with their appointment to the Board.  The grant date fair value of the restricted stock awards was based on the closing market price of the Company’s common stock on the grant date of $4.84.

(3)
Amounts listed represent the aggregate grant date fair value, with respect to restricted stock awards, computed in accordance with ASC Topic 718.  Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2009 amounts were disclosed in Note 8 to the Company’s consolidated financial statements for 2009, included in the Company’s annual report on Form 10-K filed with the SEC on March 4, 2010.

(4)
As of December 31, 2009, Mr. Derrickson had 30,000 option awards outstanding, which were all vested. These awards range in exercise price from $3.17 to $9.19. Mr. Derrickson had 1,857 shares of unvested restricted stock outstanding as of December 31, 2009 with a market value of $15,655, based on the closing price of the Company’s common stock of $8.43 on December 31, 2009.

(5)
As of December 31, 2009, Mr. Hamlin had no option awards outstanding and 17,355 shares of unvested restricted stock outstanding with a market value of $146,303, based on the closing price of the Company’s common stock of $8.43 on December 31, 2009.

(6)
Mr. Hopper served as a director during 2009 but passed away in January 2010.  As of December 31, 2009, Mr. Hopper had 55,000 option awards outstanding, which were all vested.  These awards range in exercise price from $0.79 to $9.19.  Mr. Hopper had 1,857 shares of unvested restricted stock outstanding as of December 31, 2009 with a market value of $15,655, based on the closing price of the Company’s common stock of $8.43 on December 31, 2009.

(7)
Mr. Johnsen served as a director for a portion of 2009, however no longer serves on the Board.  Mr. Johnsen had no option awards outstanding and no unvested restricted stock outstanding as of December 31, 2009.

(8)
As of December 31, 2008, Mr. Lundeen had no option awards outstanding and 1,857 shares of unvested restricted stock outstanding with a market value of $15,655, based on the closing price of the Company’s common stock of $8.43 on December 31, 2009.

(9)
As of December 31, 2009, Mr. May had no option awards outstanding and 17,355 shares of unvested restricted stock outstanding with a market value of $146,303, based on the closing price of the Company’s common stock of $8.43 on December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of April 9, 2010 for each director and each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name and Company Position	Shares Beneficially Owned (1)	Percent of Class (2)
Jeffrey S. Davis, President and CEO (3)	823,908	2.7%
Kathryn J. Henely, COO (4)	234,779	0.8%
Paul E. Martin, CFO	271,468	0.9%
Richard T. Kalbfleish, VP – Finance and Administration (5)	62,834	0.2%
John T. McDonald, Chairman of the Board (6)	1,333,542	4.3%
Ralph C. Derrickson, Director (7)	37,676	*
John S. Hamlin, Director	23,138	*
David S. Lundeen, Director	151,907	*
David D. May, Director	323,138	1.1%
Directors and executive officers as a group (9 persons)	3,262,390	10.4%

(1)	Represents the Company’s only class of voting common stock.
(2)
The percentage of Common Stock owned is based on total shares outstanding of 30,670,534 as of April 9, 2010, and including for each named executive officer and director the shares of Common Stock issuable upon the exercise of options issued to such executive officer or director and exercisable within 60 days of the date hereof.

(3)	Includes 97,856 shares of Common Stock issuable upon the exercise of options.
(4)	Includes 14,493 shares of Common Stock issuable upon the exercise of options.
(5)	Includes 20,000 shares of Common Stock issuable upon the exercise of options.
(6)	Includes 619,056 shares of Common Stock issuable upon the exercise of options.
(7)	Includes 30,000 shares of Common Stock issuable upon the exercise of options.

* Represents less than 1% of the Company’s Common Stock outstanding as of April 9, 2010.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 9, 2010, information for each entity that, to the knowledge of the Company, beneficially owned more than five percent (5%) of the Common Stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Exchange Act:
	Amount and Nature of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
BlackRock Inc.	2,330,692	(1)	7.6%
40 East 52nd Street
New York, NY 10022
FMR LLC	3,300,761	(2)	10.8%
82 Devonshire Street
Boston, MA 02109

(1)
According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on January 29, 2010.  The Schedule 13G states that the filer has sole power to vote and to dispose of all shares.

(2)
According to information provided to the Company in an amendment to Schedule 13G filed with the SEC on March 10, 2010.  The Schedule 13G states that the filer has sole voting power for 600 shares and sole power to dispose or to direct the disposition of 3,300,761 shares.

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2010.  KPMG has served as the Company’s independent registered public accounting firm since 2007.  Although action by the stockholders in this matter is not required, the Audit Committee believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, it is a matter of good practice.

In the event our stockholders fail to approve the proposal to appoint KPMG as the Company’s independent registered public accounting firm, the Audit Committee will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

The Board recommends a vote “FOR” the proposal to ratify the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of the Company by providing oversight of the financial management, legal compliance programs, independent auditors, and accounting policies and procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control and the independent auditors are responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements, as of and for the fiscal year ended December 31, 2009, were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments, and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures.

The Audit Committee also has discussed with the Company’s independent auditors, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

David S. Lundeen (Chairman)
Ralph C. Derrickson
David D. May

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table discloses the approximate fees paid to KPMG for the fiscal year ending December 31, 2009 and 2008:

	Year Ended December 31,
	2009	2008
Audit fees	$547,991	$643,501
Audit-related fees	--	--
Tax fees	--	--
All other fees	--	--
Total fees	$547,991	$643,501

Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and of management's assessment and the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the quarterly reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, other statutory or regulatory filings, and services that are normally provided in connection with such filings.

The audit report of KPMG on the Company’s financial statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s audit report on the effectiveness of internal control over financial reporting as of December 31, 2009 and 2008 indicated that in KPMG’s opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009 and 2008.

During the year ended December 31, 2009, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or matter of the kind described in Item 304(a)(1)(v) of Regulation S-K, which if not resolved to the satisfaction of KPMG, would have required KPMG to make reference to the subject matter of such disagreement in connection with its opinion on the financial statements of the Company for such year. During the Company’s year ended December 31, 2009, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG are not expected to be present at the Meeting.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit services and non-audit services that are permitted by applicable laws and regulations, that are to be performed by the Company’s independent auditors. As part of those policies and procedures, the Audit Committee has pre-approved specific audit and audit-related services that may be provided by the Company’s independent auditors subject to certain maximum dollar amounts. No further approval by the Audit Committee is required in advance of services falling within the specific types of services and cost-levels included in the pre-approved services. Any proposed services not specifically pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Based solely on a review of the copies of reports furnished to the Company and written representations from the Company’s executive officers, directors and persons who beneficially own more than ten percent of the Company’s equity securities, the Company believes that, during the preceding year, all filing requirements applicable to the Company’s officers, directors and ten percent beneficial owners under Section 16(a) were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to identify and address concerns regarding related party transactions and their disclosures, the Company uses Directors and Officers Questionnaires and its conduct and ethics policies.  The Company also considers the independence of its directors.  The discussion of the independence of the directors contained herein under the caption “Composition and Meetings of the Board of Directors and Committees” beginning on page 6.

Directors and Officers Questionnaires are distributed to executive officers and directors at the beginning of each fiscal year to identify any potential related-party transactions. Within the questionnaire, executive officers and directors are asked to describe any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, occurring since January 1, 2009, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following had or will have a direct or indirect interest: (i) the individual; (ii) any director or executive officer of the Company; (iii) a nominee for director; (iv) an immediate family member of a director or executive officer of the Company; (v) an immediate family member of a nominee for director; (vi) a security holder of 5% or more of the Common Stock; or (vii) an immediate family member of the security holder. Responses provided within the questionnaire are reviewed by management of the Company to determine any necessary course of action. No such transaction was entered into since January 1, 2009 other than the Employment Agreements described on pages 15-16 of this Proxy Statement.

It is the policy of the Company that all employees, directors and agents maintain the highest ethical standards and comply with all applicable legal requirements when conducting Company business. Guidelines regarding conflicts of interest are detailed in the Company’s Corporate Code of Business Conduct and Ethics (the “Code of Conduct”) for employees and in the Financial Code of Ethics for the CEO, CFO and Other Senior Financial Officials, both adopted by the Board. These policies are available on the Company’s website at www.perficient.com.  All Company employees must deal with vendors, customers and others doing business with the Company in a manner that avoids even the appearance of conflict between personal interests and those of the Company. Potential conflicts of interest may arise from any of the following:

•
a direct or indirect financial interest in any business or organization that is a Company vendor or competitor, if the employee or director can influence decisions with respect to the Company’s business with respect to such business or organization; and

•	serving on the board of directors of, or being employed in any capacity by, a vendor, competitor or customer of the Company.

Relationships, including business, financial, personal, and family, may give rise to conflicts of interest or the appearance of a conflict. Employees should carefully evaluate their relationships as they relate to Company business to avoid conflict or the appearance of a conflict. To avoid conflicts of interest or the appearance of a conflict:

•
An employee should not work in a position in which he or she has the authority to hire, directly supervise or attempt to influence the employment actions of an immediate family member or romantic partner.  Any individual in a supervisory position should not pursue a romantic relationship with any person with whom there is a reporting relationship.

•
Employees and directors should not have an undisclosed relationship with, or financial interest in, any business that competes or deals with the Company; provided that the ownership of less than 1% of the outstanding shares, units or other interests of any class of publicly traded securities is acceptable.

•	Employees are prohibited from directly or indirectly competing, or performing services for any person or entity in competition with, the Company.
•	Employees should comply with the policies set forth in this Code of Conduct regarding the receipt or giving of gifts, favors or entertainment.
•
A full-time employee should obtain the approval of his or her supervisor before serving as a trustee, regent, director or officer of a philanthropic, professional, national, regional or community organization, or educational institution. This policy applies where significant time spent in support of these functions may interfere with time that should be devoted to the Company's business.

•	Employees may not sell or lease equipment, materials or property to the Company without appropriate corporate authority.
•	Employees should purchase Company equipment, materials or property only on terms available to the general public.

Any employee or director who becomes aware of a conflict is required to bring it to the attention of a supervisor, management or other appropriate personnel.

Directors are expected and required to uphold the same dedication to corporate ethics as the Company’s employees.

If a conflict of interest arises involving an executive officer or director, the Board must approve a waiver to the Code of Conduct and if a director has the conflict, that director must abstain from the approval.  Waivers are made on a case-by-case basis.  The Board has not adopted a formal written policy with respect to waiving conflict of interests or approving related party transactions.  In making this determination, the Board considered the infrequency in occurrence of these transactions.  Any waivers to the Code of Conduct granted to an executive officer or director shall be disclosed by the Company on its website at www.perficient.com.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder of Perficient eligible to vote in an election may make stockholder proposals and nominations for the 2011 Annual Meeting.  In order to be considered for inclusion in the 2011 Proxy Statement and considered at the 2011 Annual Meeting, all stockholders proposals, nominations and notifications must (1) comply with the procedures set forth in Perficient’s Bylaws and (2) be appropriately received by the Secretary of Perficient on or before December 20, 2010.

OTHER MATTERS

The Board does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date, and return the enclosed proxy card promptly.

FORM 10-K

Perficient will furnish, without charge to each person solicited and to each beneficial owner of its securities, on the written request of such person, a copy of its Annual Report on Form 10-K, except for the exhibits to such Form 10-K but including the financial statements filed with such Form 10-K. Perficient will furnish any exhibit to the Form 10-K upon the payment of a reasonable fee which shall be limited to its reasonable expenses in furnishing such exhibit. Requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, telephone number (314) 529-3600.

By Order of the Board of Directors

/s/ Paul E. Martin
Paul E. Martin
Secretary

April 19, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PERFICIENT, INC.

INTERNET
http://www.proxyvoting.com/prft
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

69998

▼ FOLD AND DETACH HERE ▼

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSALS.

Please mark your votes as indicated in this example ☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE PROPOSALS.

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:
01 John T. McDonald
02 Jeffrey S. Davis
03 Ralph C. Derrickson
04 John S. Hamlin
05 David S. Lundeen
06 David D. May

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify KPMG LLP as Perficient, Inc.'s Independent Registered Public Accounting Firm.	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Signature ______________________ Signature ______________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY

PERFICIENT, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, June 4, 2010
9:00 a.m. local time

For meeting directions, please call 314-529-3600.

YOUR VOTE IS IMPORTANT

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report on Form 10-K are available at: **http://www.perficient.com**

▼ FOLD AND DETACH HERE ▼

PERFICIENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey S. Davis and Paul E. Martin, and each of them, with full power of substitution, as proxy for the undersigned, to attend the annual meeting of stockholders of Perficient, Inc. ("Perficient"), to be held at Perficient's headquarters at 520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri, 63141, on June 4, 2010 at 9:00 a.m., local time, or any adjournment thereof, and to vote the number of shares of Common Stock of Perficient that the undersigned would be entitled to vote, and with all the power and undersigned would possess, if personally present, as indicated on the reverse side of this card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and all adjournments thereof.

Should the undersigned be present and choose to vote at the annual meeting, once Perficient's corporate secretary is notified of the decision to terminate this proxy, then the power of the proxy will terminate.

The undersigned acknowledges receipt from Perficient, prior to the execution of the Proxy, of a Notice of Annual Meeting, a Proxy Statement dated April 19, 2010 and a 2009 Annual Report on Form 10-K.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

69998